Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-117948



                                   PROSPECTUS

                                EURONET WORLDWIDE

                             Euronet Worldwide, Inc.
                         477,466 shares of Common Stock

                           --------------------------

     This prospectus relates to the offer and sale of shares of our common stock by a selling stockholder. The shares to be sold by the selling stockholder were obtained or will be obtained by him from us in connection with our acquisition of certain shares of outstanding stock of Call Processing, Inc., as further described in this prospectus under the heading "The Selling Stockholder." These shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. The selling stockholder or his permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

     The selling stockholder or his permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 4 for a further description of how the selling stockholder may dispose of the shares covered by this prospectus.

     We will not receive any of the proceeds from sales of common stock made by the selling stockholder pursuant to this prospectus.

     Our common stock is listed on the Nasdaq National Market under the symbol "EEFT." On August 3, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $16.75 per share.

     Investing in our common stock involves risks. See "Risk Factors" on page 2.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August 18, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................1
FORWARD-LOOKING STATEMENTS.....................................................1
EURONET WORLDWIDE, INC.........................................................2
RISK FACTORS...................................................................2
USE OF PROCEEDS................................................................2
THE SELLING STOCKHOLDER........................................................2
PLAN OF DISTRIBUTION...........................................................5
LEGAL MATTERS..................................................................6
EXPERTS........................................................................6
HOW TO OBTAIN MORE INFORMATION.................................................6
INCORPORATION OF INFORMATION FILED WITH THE SEC................................7

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a resale registration statement. The selling stockholder may sell some or all of his shares in one or more transactions from time to time.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to "Euronet", "we", "our" and "us" refer to Euronet Worldwide, Inc.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or Board of Directors, including plans or objectives relating to our products or services,
(iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

     Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in "Risk Factors" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under "How to Obtain More Information " and "Incorporation of Information Filed with the SEC." Other factors not identified could also have such an effect.

      We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                             EURONET WORLDWIDE, INC.

      We are a leading provider of secure electronic financial transaction solutions. We provide financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. We process transactions for a network of automated teller machines (ATMs) in Europe and India. We offer a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. We provide comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through our wholly-owned subsidiaries, we operate a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime ("top-up") services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. Our customers include banks, mobile phone operators and retailers that require electronic financial transaction processing services.

                                  RISK FACTORS

     Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in "Risk Factors" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the SEC, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                                 USE OF PROCEEDS

      We will receive no proceeds from the sale of the shares by the selling stockholder. We will pay certain expenses related to the registration of the shares of common stock.

                             THE SELLING STOCKHOLDER

      We agreed to file this registration statement with the SEC for the benefit of the selling stockholder. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholder, or his permitted transferees or other successors in interest, may offer the shares for resale from time to time.

     On July 6, 2004, we, through our subsidiary Payspot, Inc., a Delaware corporation ("Payspot"), acquired 100% of the shares of Call Processing, Inc., a Texas corporation ("CPI") for $5.7 million (the "Initial Payment") and certain additional consideration described below, from Charles Stimson, the sole shareholder of CPI. The Initial Payment was paid by Payspot through the issuance of 251,588 shares of common stock of Euronet, par value $0.02 per share (the "Euronet Stock"), valued at $22.66 per share, the average closing price for the 20 trading days prior to the closing date. The transaction was completed pursuant to a share purchase agreement between Payspot and Mr. Stimson (the "CPI Purchase Agreement").

      On the closing date, Payspot delivered 125,794 shares of Euronet Stock (the "First Stock Payment") to Mr. Stimson as part of the Initial Payment and retained 125,794 shares in escrow to satisfy any indemnification claims against Mr. Stimson under the CPI Purchase Agreement (the "Escrow Shares"). The Escrow Shares will be released as follows: (i) on July 1, 2005 Payspot will release 65,104 shares from escrow, less the amount of any indemnification claims against Mr. Stimson under the CPI Purchase Agreement (the "Second Stock Payment"); and
(ii) on June 30, 2006, Payspot will release 60,690 shares from escrow, less the amount of any indemnification claims against Mr. Stimson under the CPI Purchase Agreement (the "Third Stock Payment").

      Under the CPI Purchase Agreement, Payspot is required to pay to Mr. Stimson the amount, if any, by which the value of the Euronet Stock included in the First Stock Payment is lower on the date of registration of such shares (the "Registration Date") than on the closing date, which payment may be in cash or additional shares of Euronet Stock. Under the CPI Purchase Agreement, Payspot is also required to pay to Mr. Stimson the amount, if any, by which the value of the Euronet Stock included as part of the Second Stock Payment and Third Stock Payment is lower in value on the date such stock is released from escrow than on the closing date, which payments may be in cash or additional shares of Euronet Stock. In each case, the shares of Euronet Stock will be valued at the average closing price for the 20 trading days prior to the registration date or the applicable escrow release date, as the case may be. We have registered an additional 88,710 shares of Euronet Stock for issuance of additional shares relating to the First, Second and Third Stock Payments ("Stock Payment True-Up Shares"). This estimate is based upon the closing price of our common stock of $16.75 on August 3, 2004.

      Under the CPI Purchase Agreement, Payspot is required to pay to Mr. Stimson the amount, if any, by which the Net Current Assets (as defined in the CPI Purchase Agreement), exceed $0.01 as of the closing ("Net Asset Payment"). The Net Asset Payment is to be made through the issuance of additional shares of Euronet Stock valued at the average closing price for the 20 trading days prior to payment. Our current estimate of the amount of the Net Asset Payment is $697,568. We have registered an additional 41,646 shares of Euronet Stock ("Net Asset Payment Shares") for the Net Asset Payment based upon the closing price of our common stock of $16.75 as of August 3, 2004.

      The CPI Purchase Agreement requires Payspot to make an earn-out payment (the "Earn-out Payment") to Mr. Stimson if the gross profit of CPI for the third and fourth calendar quarters of 2004 (the "Actual Gross Profit") exceeds the gross profit of CPI for the first and second quarters of 2004 (the "Baseline Gross Profit"). The amount of the Earn-out Payment will be eight times the amount by which the Actual Gross Profit exceeds the Baseline Gross Profit. The Earn-out Payment is to be made in shares of Euronet Stock that will be valued based upon the average stock price for the 20 trading days prior to the date of the Earn-out Payment. Based upon current projections of the future performance of the acquired business, as to which we can provide no assurance, we estimate that the Earn Out Payment will be approximately $1.6 million, and that the number of shares of our common stock issuable in payment of the Earn Out Payment will be approximately 95,522 shares (the "Earn Out Shares"), based upon a per share price of $16.75, which was the closing price of our common stock as of August 3, 2004

      Mr. Stimson did not have a material relationship with us during the three years prior to our acquisition of shares of CPI on July 6, 2004. Pursuant to the CPI Purchase Agreement, Mr. Stimson will continue to serve as President of CPI.

      We agreed to file this registration statement with the SEC for the benefit of Mr. Stimson and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of
(i) the second anniversary of the closing of the initial purchase transaction on July 9, 2004, (ii) the date that Mr. Stimson may sell his shares without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933, as amended, or (iii) the date that all of the shares issued to Mr. Stimson subject to this prospectus have been sold pursuant to the registration statement of which this prospectus is a part.

      The table below shows the number of shares owned by Mr. Stimson based upon information he has provided to us as of July 30, 2004. These numbers do not reflect the impact of any adjustments or limitations described in the foregoing paragraphs. We cannot estimate the number of shares Mr. Stimson will hold after completion of this offering because he may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by him. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by Mr. Stimson after the completion of this offering.

--------------------------------------------------------------------------------
                                    Number of
                                    Additional
                                     Shares of
                                      Common
                                    Stock That                     Number of
                   Number of          May Be         Number of     Shares of
                   Shares of         Issued or       Shares of    Common Stock
                 Common Stock      Transferred     Common Stock    Owned Upon
    Name of      Owned Prior         to the          Offered      Completion
    Selling         to this          Selling        Under this       of the
  Stockholder      Offering        Stockholder      Prospectus      Offering
--------------------------------------------------------------------------------

Charles Stimson  125,794 (1)        351,672(2)        477,466         -0-
--------------------------------------------------------------------------------

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(1) All such shares were issued to Mr. Stimson on July 9, 2004 as part of the purchase price for all of the shares in CPI acquired by us.

(2) The shares set forth include (a) 125,794 shares of our common stock representing the Escrow Shares, (b) 88,710 shares of our common stock representing the Stock Payment True-Up Shares, based upon current estimates, (c) 41,646 shares of our common stock representing the Net Asset Payment Shares, based upon current estimates, and (d) 95,522 shares of our common stock representing the Earn Out Shares, based upon current estimates.

                              PLAN OF DISTRIBUTION

      The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholder or his permitted transferees (including donees) or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

      The shares may be sold in one or more transactions at:

      o    fixed prices,

      o    prevailing market prices at the time of sale,

      o    prices related to the prevailing market prices,

      o    varying prices determined at the time of sale, or

      o    otherwise negotiated prices.

      The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

      o a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

      o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

      o    privately negotiated transactions,

      o    by pledge to secure debts or other obligations,

      o    put or call transactions,

      o    to cover hedging transactions, or

      o    underwritten offerings.

      If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

      In connection with the sale of shares, the selling stockholder may, subject to the terms of his agreements with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume,
(ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholder may also loan or pledge his shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times. We have been advised by the selling stockholder that he has not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

      The selling stockholder may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with his sales. The selling stockholder has agreed not to use the registration statement of which this prospectus forms a part for purposes of an underwritten offering without our consent.

      The selling stockholder and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      Because the selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933, as amended, relating to the sale of any shares.

      We will make copies of this prospectus available to the selling stockholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

      To the extent required by the Securities Act of 1933, as amended, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

      We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholder. The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by us.

      We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under that rule rather than pursuant to this prospectus.

      We cannot assure you that the selling stockholder will sell any or all of the common stock offered hereunder.

                                  LEGAL MATTERS

      The validity of the common stock offered by this prospectus is being passed upon by Stinson Morrison Hecker LLP.

                                     EXPERTS

      The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed February 9, 2004 have been so incorporated in reliance upon the report of Grant Thornton GmbH, Hamburg, Germany. Such financial statements are included upon reliance of the report of Grant Thornton GmbH, Hamburg, Germany, given upon the authority of such firm in accounting and auditing.

      The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A dated May 2, 2003 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP given on their authority as experts in accounting and auditing.


                         HOW TO OBTAIN MORE INFORMATION

      We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

     o Our Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement filed April 20, 2004),

     o    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004,

     o Our Quarterly Report on Form 10-Q and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004,

     o Our Current Reports on Form 8-K filed January 5, 2004, February 20, 2004, February 25, 2004, April 2, 2004, April 28, 2004, June 1, 2004,
          June 14, 2004 and July 28, 2004, and our Current Reports on Form 8-K/A filed May 2, 2003, January 5, 2004, February 9, 2004 and June 15, 2004,

     o The description of our common stock contained in our registration statement on Form 8-A, dated February 21, 1997, including any amendment or reports filed for the purpose of updating that description,

      o The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

     All documents which we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

     The following information contained in such documents is not incorporated herein by reference: (i) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, except that the information contained in Part I to our Quarterly Reports on Form 10-Q shall be deemed to be incorporated herein by reference. We have furnished information under Item 12 of the Current Report on Form 8-K, "Reports of Operations and Financial Condition," in the Current Report on Form 8-K filed by us on February 20, 2004.

     We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to:

                             Euronet Worldwide, Inc.
                            Attn: Corporate Secretary
                             4601 College Boulevard
                                    Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200

--------------------------------------------------------------------------------

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.























                               EURONET WORLDWIDE

                             ---------------------

                                 477,466 Shares

                             Euronet Worldwide, Inc.

                                  Common Stock

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                August 18, 2004


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